POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby makes, constitutes and appoints each of R. Jay Gerken, Robert I. Frenkel, Thomas C. Mandia and Marc De Oliveira, with full power to act without the other, as his or her agent and attorney-in-fact for the purpose of executing in his or her name, in his or her capacity as a Director of Legg Mason Partners Variable Portfolios III, Inc. (the “Fund”) registration statements on Form N-14 (including amendments thereto), with respect to the Legg Mason Partners Variable Large Capitalization Growth Portfolio, a series of the Fund, to be filed with the United States Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

All past acts of an attorney-in-fact in furtherance of the foregoing are hereby ratified and confirmed.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

This power of attorney shall be valid from the date hereof until revoked by me.

IN WITNESS WHEREOF, I have executed this instrument as of the 28th day of August, 2006.

/s/ R. Jay Gerken	Director and Chairman of the Board	August 28, 2006
R. Jay Gerken

/s/ Robert A. Frankel	Director	August 28, 2006
Robert A. Frankel

/s/ Michael Gellert	Director	August 28, 2006
Michael Gellert

	Director	August , 2006
Rainer Greeven

/s/ Susan M. Heilbron	Director	August 28, 2006
Susan M. Heilbron

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby makes, constitutes and appoints each of R. Jay Gerken, Robert I. Frenkel, Thomas C. Mandia and Marc De Oliveira, with full power to act without the other, as his or her agent and attorney-in-fact for the purpose of executing in his or her name, in his or her capacity as a Director of Legg Mason Partners Variable Portfolios III, Inc. (the “Fund”) registration statements on Form N-14 (including amendments thereto), with respect to the Legg Mason Partners Variable Large Capitalization Growth Portfolio, a series of the Fund, to be filed with the United States Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

All past acts of an attorney-in-fact in furtherance of the foregoing are hereby ratified and confirmed.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

This power of attorney shall be valid from the date hereof until revoked by me.

IN WITNESS WHEREOF, I have executed this instrument as of the 14th day of September, 2006.

/s/ Rainer Greeven	Director	September 14, 2006
Rainer Greeven